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                                                                    EXHIBIT 21.1

                            STERLING COMMERCE, INC.
                              LIST OF SUBSIDIARIES

                                                                 JURISDICTION
                                                               OF INCORPORATION
                             NAME                              ----------------
Sterling Commerce, Inc., a Wyoming corporation................  Wyoming
Sterling Commerce (America), Inc. ............................  Delaware
  Sterling Commerce (U.S.), LP.(partnership-owned 97% by
   America; 3% by Eastern)....................................
  Sterling Commerce (Mid America), Inc. ......................  Michigan
    Sterling Commerce (South West), Inc. .....................  Delaware
    Sterling Commerce (U.S.A.), Inc. .........................  Delaware
Sterling Commerce (U.S.), Inc. ...............................  Delaware
Sterling Commerce (Eastern), Inc. ............................  Delaware
Sterling Commerce (Northern America), Inc. ...................  Delaware
  Sterling Commerce (North West), Inc. .......................  Delaware
Sterling Commerce Leasing, Inc. ..............................  Delaware
Sterling Commerce International, Inc. ........................  Delaware
Sterling Commerce EU, Inc. ...................................  Delaware
Sterling Commerce (Mid West), Inc. ...........................  Delaware
Sterling Commerce (Southern), Inc. ...........................  Delaware
  Remoteware, Inc. ...........................................  Georgia
  Xventures, Inc. ............................................  Georgia
  XcelleNet Integration Services, Inc. .......................  North Carolina
  Sterling Electronic Commerce (Barbados), Inc. ..............  Barbados
  XcelleNet Australia Pty Ltd. ...............................  Australia
  XcelleNet SARL..............................................  France
Sterling Commerce B.V. .......................................  Netherlands
Sterling Commerce International SARL..........................  France
Sterling Electronic Commerce (Canada), Inc. ..................  Canada
Sterling Commerce (France), SARL..............................  France
Sterling Commerce GmbH........................................  Germany
Sterling Commerce International Sales Corporation.............  Barbados
Sterling Commerce K.K. .......................................  Japan
Sterling Commerce (Singapore) Pte. Ltd. ......................  Singapore
Sterling Commerce (UK) Limited................................  United Kingdom
  Sterling Electronic Commerce (U.K.) Limited.................  United Kingdom
  The Electronic Data Exchange Service Limited................  United Kingdom
  Electronic Commerce Group Limited...........................  United Kingdom
Sterling Commerce (Australia) Pty Limited.....................  Australia
Sterling Commerce (Sweden) AB.................................  Sweden
Sterling Commerce (Switzerland) AG............................  Switzerland
Sterling Commerce (Belgium) BVBA..............................  Belgium
Sterling Commerce do Brasil Ltda..............................  Brazil
Sterling Commerce (Hong Kong) Limited.........................  Hong Kong
Sterling Commerce (Mexico) S.A. de C.V........................  Mexico
Sterling Commerce (Italy) S.r.l...............................  Italy

NOTES:

1. Indented names are subsidiaries of the subsidiary listed immediately above such subsidiary.

2. Inclusion in this exhibit is not a representation that the subsidiary is a significant subsidiary.

3. The voting shares of all subsidiaries are 100% owned by Sterling Commerce, Inc., its subsidiaries or nominees.